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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Juniper Networks, Inc. of our report dated January 17, 2000 except for Note 9, as to which the date is March 8, 2000, included in the 1999 Annual Report to Stockholders of Juniper Networks, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32412) pertaining to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan and the Layer 5 1999 Stock Incentive Plan of our report dated January 17, 2000 except for Note 9, as to which the date is March 8, 2000, with respect to the consolidated financial statements of Juniper Networks, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Our audits also included the financial statement schedule of Juniper Networks, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                               /s/ Ernst & Young LLP

Palo Alto, California
March 28, 2000